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                                                                       Exhibit 5
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                           DRINKER BIDDLE & REATH LLP
                              1345 Chestnut Street
                          Philadelphia, PA 19107-3496
                             Phone: (215) 988-2700


                                August 20, 1997


     Eastern Environmental Services, Inc.
     1000 Crawford Place
     Mt. Laurel, New Jersey 08054

               Re:  Registration Statement on Form S-3
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     Ladies and Gentlemen:

          We have acted as counsel to Eastern Environmental Services, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the public offering of up to an aggregate of 5,504,265 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), 5,122,051 of which are currently issued and outstanding (the "Outstanding Shares") and 382,214 of which are issuable upon the exercises of warrants (the "Warrant Shares").

          In this connection, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and the By-laws of the Company, resolutions of the Company's Board of Directors, and such other documents and corporate records relating to the Company and the issuance and sale of the Shares as we have deemed appropriate. This opinion is based exclusively on the General Corporation Law of the State of Delaware.

          In all cases, we have assumed the legal capacity of each natural person signing any of the documents and corporate records relating to the Company, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information made available to us by the Company.

          On the basis of the foregoing, we are of the opinion that the Outstanding Shares have been validly issued and are fully paid and non-assessable by the Company, and that the Warrant Shares, upon exercise of such warrants and payment therefor, will be validly issued, fully paid and non-assessable by the Company.

          We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act.

                                              Very truly yours,

                                              /s/ DRINKER BIDDLE & REATH LLP
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                                              DRINKER BIDDLE & REATH LLP